UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2010
CEC ENTERTAINMENT, INC. (Exact Name of Registrant as Specified in Charter)
Kansas (State or other jurisdiction of incorporation)	0-13687 (Commission File Number)	48-0905805 (IRS Employer Identification No.)
4441 West Airport Freeway Irving, Texas (Address of Principal Executive Offices)		75062 (Zip Code)
(972) 258-8507 (Registrant’s Telephone Number, Including Area Code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(e)           On February 23, 2010, CEC Entertainment, Inc. (the “Company”) entered into new employment agreements with Michael H. Magusiak, the Company's President and Chief Executive Officer, and Richard M. Frank, Executive Chairman of the Company's Board of Directors (the “Board”).  The new employment agreements are referred to herein collectively as the "Employment Agreements," and each, individually, as an "Employment Agreement."

Mr. Magusiak's Employment Agreement provides for a seventy-three (73) month term commencing on February 23, 2010 and ending on March 31, 2016.  The Employment Agreement replaces Mr. Magusiak's prior employment agreement with the Company dated March 29, 2005, as amended.  Mr. Magusiak's Employment Agreement provides for (i) a base salary of $750,000, (ii) a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, (iii) the grant of performance-based restricted stock or restricted stock unit awards (“Restricted Stock Awards”) in accordance with the terms of the Company’s Second Amended and Restated 2004 Restricted Stock Plan or any successor plan (the “Restricted Stock Plan”) in such number of shares and under such terms as may be determined by the Compensation Committee, in accordance with the terms of the Restricted Stock Plan, (iv) the reimbursement of reasonable business expenses, (v) an automobile allowance of $24,000 annually and a reimbursement of automobile insurance premiums of $1,000 annually, (vi) at least $500,000 in life insurance coverage, (vii) at least five (5) weeks vacation and (viii) such additional benefits and/or compensation as may be determined by the Compensation Committee. The Employment Agreement also provides for certain severance and change-in-control payments described below.

Mr. Frank's Employment Agreement provides for a forty-nine (49) month term commencing on February 23, 2010 and ending on March 31, 2014.  The Employment Agreement replaces Mr. Frank's prior employment agreement with the Company dated March 29, 2005, as amended.  The Employment Agreement provides for (i) a base salary of $750,000, (ii) a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, (iii)  the grant of Restricted Stock Awards in accordance with the terms of the Company’s Restricted Stock Plan in such number of shares and under such terms as may be determined by the Compensation Committee, in accordance with the terms of the Restricted Stock Plan, with any such awards vesting over the term of the employment agreement, (iv) the reimbursement of reasonable business expenses, (v) an automobile allowance of $24,000 annually and a reimbursement of automobile insurance premiums of $1,000 annually, (vi) at least $500,000 in life insurance coverage, (vii) at least five (5) weeks vacation and (viii) such additional benefits and/or compensation as may be determined by the Compensation Committee.  The Employment Agreement also provides for certain severance and change-in-control payments described below.

Under the terms of their respective Employment Agreements, if Mr. Frank’s or Mr. Magusiak’s employment with the Company is terminated by the Company other than (i) for “Cause” (as defined in the Employment Agreements), (ii) as a result of death, (iii) as a result of a “Significant Medical Condition” (as defined in the Employment Agreements), or (iv) as a result of a “Permanent Disability” (as defined in the Employment Agreements), then Messrs. Frank and Magusiak will each be entitled to receive a severance amount equal to $2,000,000, which will be payable in cash in a lump sum within five (5) business days of such date of termination.  In addition, if Mr. Frank’s or Mr. Magusiak’s employment with the Company is terminated for any reason (including death or disability) or as a result of a Significant Medical Condition, or if there is a “Change of Control” (as defined in the Employment Agreements), any Restricted Stock Awards that were granted to Messrs. Frank and Magusiak under the Company's Restricted Stock Plan at least one year prior to such executive's respective termination date will vest immediately upon termination of employment, subject to any requirements of the Restricted Stock Plan and satisfaction of any applicable performance-based criteria.

In addition, under his Employment Agreement, Mr. Frank is entitled to deferred compensation payments equaling $25,000 per year for 10 years after the date he leaves the Company, upon the earlier of (i) the date his employment is terminated for any reason (including retirement, death, disability or as a result of a Significant Medical Condition) or (ii) the end of the term of his Employment Agreement.  Under his Employment Agreement, Mr. Magusiak is entitled to deferred compensation payments equaling $25,000 per year for 10 years after the date he leaves the Company, upon the earlier of (i) the date the Company terminates his employment for any reason, (ii) the end of the term of his Employment Agreement, (iii) the date he and the Company agree to terminate his employment due to a Significant Medical Condition or (iv) a Change of Control.  In the event Mr. Magusiak voluntarily terminates his employment with the Company for any reason (other than due to a Significant Medical Condition) prior to a Change of Control, he is entitled to a prorated amount based on the percentage of completion of the term of his Employment Agreement when he leaves the Company.  The Company is also obligated to provide for each executive medical benefit coverage for each executive and his “Family” (as defined in the Employment Agreements) during the term of their employment agreements and, upon certain termination events, for up to ten years from the date of termination or until such executive and his Family become covered under a policy or plan providing substantially similar coverage by a new employer.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive a lump sum cash payment of $3,000,000 in the event there is a Change of Control and his employment is terminated by the Company within one year after such a Change of Control or such executive voluntarily terminates his employment.  Each executive will also be entitled to such payment if his employment is terminated for any reason prior to a Change of Control (whether or not the Change of Control ever occurs) and such termination either (i) was at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a Change of Control or (ii) was otherwise in connection with or in anticipation of a Change of Control.  In no event will the Company gross-up the executive’s respective severance amounts or any other amounts paid by the Company to the executives to satisfy any excise or similar taxes.

The preceding description of the Employment Agreements with Messrs. Magusiak and Frank is qualified in its entirety by reference to the Employment Agreements filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 8.01  Other Events.

On February 23, 2010, upon the recommendation of the Nominating/Corporate Governance Committee, the Company’s Board approved amendments to the Company’s Corporate Governance Guidelines in order to further enhance the Company’s corporate governance practices.  In general, the amendments provide, among other things, that the Company’s independent directors, after considering the recommendation of the Nominating/Corporate Governance Committee, will annually select one independent director to serve as the Board’s Lead Independent Director.  The Lead Independent Director will have the following authority, responsibilities and duties:

separate authority to call for and conduct executive sessions of the Board at which only outside independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the outside, independent directors;

presides at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors;
serves as a liaison between the Executive Chairman and the independent directors;
approves materials sent to the Board that are initially prepared by or under the direction of the Executive Chairman;
approves meeting agendas for the Board that are initially prepared by or under the direction of the Executive Chairman;
approves meeting schedules that are initially prepared by or under the direction of the Executive Chairman in order to assure that there is sufficient time for discussion of all agenda items;
recommends to the Executive Chairman or the Board matters for consideration by the Board; and
if requested by major stockholders, is available for consultation and direct communication.

        In addition, on February 23, 2010, upon the recommendation of the Nominating/Corporate Governance Committee, the Company’s independent directors elected Raymond E. Wooldridge to serve as the Board’s Lead Independent Director.

The preceding description of the changes to the Corporate Governance Guidelines is qualified in its entirety by reference to the Corporate Governance Guidelines filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Michael H. Magusiak 2010 Employment Agreement dated February 23, 2010
10.2	Richard M. Frank 2010 Employment Agreement dated February 23, 2010
99.1	Corporate Governance Guidelines effective as of February 23, 2010

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: February 26, 2010	By:	/s/ Christopher D. Morris
Christopher D. Morris
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Michael H. Magusiak 2010 Employment Agreement dated February 23, 2010
10.2	Richard M. Frank 2010 Employment Agreement dated February 23, 2010
99.1	Corporate Governance Guidelines effective as of February 23, 2010